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Exhibit 10.19

SECOND AMENDMENT TO
RETIREMENT SAVINGS PLAN OF
FOREST OIL CORPORATION

        WHEREAS, Forest Oil Corporation (the "Company") has heretofore adopted the Retirement Savings Plan of Forest Oil Corporation, as amended and restated effective August 1, 2001 (the "Plan"); and

        WHEREAS, the Company desires to amend the Plan to reflect certain provisions of the Economic Growth and Tax Relief Reconciliation Act of 2001 ("EGTRRA"), and such amendments are intended as good faith compliance with the requirements of EGTRRA and are to be construed in accordance with EGTRRA and guidance issued thereunder; and

        WHEREAS, the Company also desires to amend the Plan with respect to certain new claims procedures rules based upon regulations issued by the Department of Labor; and

        WHEREAS, the Company also desires to amend the Plan in certain other respects;

        NOW, THEREFORE, the Plan shall be amended as follows and such amendments shall supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions of such amendments:

          1.  Effective as of January 1, 2002, the reference to "$170,000" in Section 1.1(11)(C) of the Plan shall be deleted and reference to "$200,000" shall be substituted therefor.

          2.  Effective with respect to distributions made from the Plan after December 31, 2001, Section 1.1(18) of the Plan shall be deleted and the following shall be substituted therefor:

  "(18)
  Eligible Retirement Plan: Any of: an individual retirement account described in section 408(a) of the Code, an individual retirement annuity described in section 408(b) of the Code, an annuity plan described in section 403(a) of the Code, a qualified plan described in section 401(a) of the Code, which, under its provisions does, and under applicable law may, accept a Distributee's Eligible Rollover Distribution, an annuity contract described in section 403(b) of the Code and an eligible plan under section 457(b) of the Code which is maintained by a state, political subdivision of a state, or agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for the amounts transferred into such plan from the Plan. The definition of Eligible Retirement Plan shall also apply in the case of a distribution to a surviving spouse or to a spouse or former spouse who is an alternate payee under a qualified domestic relations order, as defined in section 414(p) of the Code."

          3.  Effective with respect to distributions made from the Plan after December 31, 2001, the last sentence of Section 1.1(19) of the Plan shall be deleted and the following shall be substituted therefor:

  "Notwithstanding the foregoing or any other provision of the Plan, (A) any amount that is distributed from the Plan on account of hardship shall not be an Eligible Rollover Distribution and the Distributee may not elect to have any portion of such a distribution paid directly to an Eligible Retirement Plan and (B) a portion of a distribution shall not fail to be an Eligible Rollover Distribution merely because the portion consists of after-tax employee contributions which are not includable in gross income; provided, however, that such portion may be transferred only to an individual retirement account or annuity described in section 408(a) or (b) of the Code or to a qualified defined contribution plan described in section 401(a) or 403(a) of the Code that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includable in gross income and the portion of such distribution which is not so includable."

          4.  Effective as of January 1, 2002, the reference to "15%" in Section 3.1(a) of the Plan shall be deleted, and a reference to "80%" shall be substituted therefor.

          5.  Effective as of January 1, 2002, Section 3.1(d) of the Plan shall be deleted and the following shall be substituted therefor:

        "(d)  In restriction of the Participants' elections provided in Paragraph (a), (b) and (c) above and except to the extent permitted under Section 3.1(g) and section 414(v) of the Code, the Before-Tax Contributions and the elective deferrals (within the meaning of section 402(g)(3) of the Code) under all other plans, contracts and arrangements of the Employer on behalf of any Participant for any calendar year shall not exceed the dollar limitation contained in section 402(g) of the Code in effect for such calendar year."

          6.  Effective as of January 1, 2002, the following shall be added to the end of Section 3.1(e) of the Plan:

  "The foregoing notwithstanding, the multiple use test described in Treasury regulation section 1.401(m)-2 shall not apply for Plan Years beginning after December 31, 2001."

          7.  Effective as of January 1, 2002, Section 3.1(g) of the Plan shall be denominated as Section 3.1(h) and the following new Section 3.1(g) shall be added to the Plan:

        "(g)  All Eligible Employees who are eligible to make Before-Tax Contributions to the Plan pursuant to Section 3.1(a) above and who will have attained age 50 before the close of the Plan Year shall be eligible to make catch-up contributions to the Plan for such Plan Year in accordance with, and subject to the limitations of, section 414(v) of the Code. Such catch-up contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of sections 402(g) and 415 of the Code, as described, respectively, in Sections 3.1(d) and 4.4 of the Plan. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of section 401(k)(3), 401(k)(11), 401(k)(12), 410(b) or 416 of the Code, as applicable, by reason of the making of such catch-up contributions. Catch-up contributions made by a Participant pursuant to this Section 3.1(g) shall be treated as Before-Tax Contributions for all purposes of the Plan except as otherwise specifically provided in the Plan."

          8.  Effective as of January 1, 2002, Section 3.2 of the Plan shall be deleted and the following shall be substituted therefor:

        "3.2  Employer Matching Contributions. For each month, the Employer shall contribute to the Trust, as Employer Matching Contributions, an amount that equals 100% of the Before-Tax Contributions that were made pursuant to Section 3.1 (excluding catch-up contributions made pursuant to Section 3.1(g)) on behalf of each of the Participants during such month and that were not in excess of 5% (which percentage shall be increased to 6% effective as of January 1, 2003) of each such Participant's Compensation for such month. At the sole discretion of the Directors, the Executive Committee or the Compensation Committee of the Board of Directors of the Company, Employer Matching Contributions on behalf of Participants shall be made in cash, in whole shares of Company Stock, or in any combination of cash and whole shares of Company Stock."

          9.  Effective as of January 1, 2002, Section 3.4 of the Plan shall be deleted and the following shall be substituted therefor:

        "3.4  Employer Discretionary Contributions. For each Plan Year, the Employer may contribute to the Trust, as an Employer Discretionary Contribution, an additional amount as determined in the sole and exclusive discretion of the Directors, the Executive Committee or the Compensation Committee of the Board of Directors of the Company. If it has been so determined that an Employer Discretionary Contribution shall be made for any Plan Year, such contribution shall be made to the Trustee in cash, in whole shares of Company Stock, or in any combination of cash and whole shares of Company Stock (as determined in the sole discretion of the Directors, the Executive Committee or the Compensation Committee of the Board of Directors of the Company), as soon as practicable following the end of such Plan Year (and in no event later than the time prescribed by law (including extensions) for the filing of the Company's federal income tax return for its taxable year ending with or within the Plan Year)."

        10.  Effective as of January 1, 2002, paragraph (b) of Section 3.8 of the Plan shall be denominated as paragraph (d), and paragraph (a) of Section 3.8 of the Plan shall be deleted and the following shall be substituted therefor:

        "(a)  Rollover Contributions may be made to the Plan by any Eligible Employee of amounts received by such Eligible Employee from a qualified plan described in section 401(a) or 403(a) of the Code, an annuity contract described in section 403(b) of the Code or an eligible plan under section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state (excluding, in each case, after-tax employee contributions). In addition, the Plan will accept a Rollover Contribution of the portion of a distribution received by an Eligible Employee from an individual retirement account or annuity described in section 408(a) or 408(b) of the Code that is eligible to be rolled over and would otherwise be includable in gross income. Rollover Contributions pursuant to this Paragraph may be made to the Plan only pursuant to and in accordance with applicable provisions of the Code and Treasury regulations promulgated thereunder.

          (b)  Qualified direct Rollover Contributions may be made to the Plan by any Eligible Employee of amounts received by such Eligible Employee from any of a qualified plan described in section 401(a) or 403(a) of the Code (excluding after-tax employee contributions), an annuity described in section 403(b) of the Code (excluding after-tax employee contributions) or an eligible plan under section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state. Qualified direct Rollover Contributions pursuant to this Paragraph may be made to the Plan only pursuant to and in accordance with applicable provisions of the Code and Treasury regulations promulgated thereunder.

          (c)  A Rollover Contribution of amounts that are 'eligible rollover distributions' within the meaning of section 402(f)(2)(A) of the Code may be made to the Plan irrespective of whether such eligible rollover distribution was paid to the Eligible Employee or paid to the Plan as a 'direct' Rollover Contribution. A direct Rollover Contribution to the Plan may be effectuated only by wire transfer directed to the Trustee or by issuance of a check made payable to the Trustee, which is negotiable only by the Trustee and which identifies the Eligible Employee for whose benefit the Rollover Contribution is being made. Any Eligible Employee desiring to effect a Rollover Contribution to the Plan must execute and file with the Committee the form prescribed by the Committee for such purpose. The Committee may require as a condition to accepting any Rollover Contribution that such Eligible Employee furnish any evidence that the Committee in its discretion deems satisfactory to establish that the proposed Rollover Contribution is in fact eligible for rollover to the Plan and is made pursuant to and in accordance with applicable provisions of the Code and Treasury regulations. All Rollover Contributions to the Plan must be made in cash. A Rollover Contribution shall be credited to the Rollover Contribution Account of the Eligible Employee for whose benefit such Rollover Contribution is being made at the time provided in Section 4.1(g)."

        11.  Effective as of January 1, 2002, the following shall be added to the end of Section 4.4(a)(1) of the Plan:

  "The Annual Additions of a Participant for any Limitation Year shall not include Participant catch-up contributions made pursuant to Section 3.1(g) and section 414(v) of the Code."

        12.  Effective as of January 1, 2002, Section 4.4(a)(2)(B) of the Plan shall be deleted in its entirety.

        13.  Effective as of January 1, 2002, Section 4.4(a)(4) of the Plan shall be deleted and the following shall be substituted therefor:

        "(4)  'Maximum Annual Additions' of a Participant for any Limitation Year shall mean the lesser of (a) $40,000 (with such amount to be adjusted automatically to reflect any cost-of-living adjustment authorized by section 415(d) of the Code) or (B) 100% of such Participant's 415 Compensation during such Limitation Year, except that the limitation in this Clause (B) shall not apply to any contribution for medical benefits (within the meaning of section 419A(f)(2) of the Code) after separation from service with the Employer or a Controlled Entity that is otherwise treated as an Annual Addition or to any amount otherwise treated as an Annual Addition under section 415(l)(1) of the Code."

        14.  Effective as of January 1, 2002, the second sentence of Section 5.2(c) of the Plan shall be deleted and the following shall be substituted therefor:

  "Notwithstanding anything herein to the contrary, contributions of the Company Stock pursuant to Section 3.2 or 3.4 shall be made as determined by the Directors, the Executive Committee or the Compensation Committee of the Board of Directors of the Company."

        15.  Effective as of December 1, 2002, Section 7.2 of the Plan shall be deleted and the following shall be substituted therefor:

        "7.2  Total and Permanent Disability Determined. A Participant shall be considered totally and permanently disabled for purposes of the Plan if such Participant is determined to be totally and permanently disabled within the meaning of a long-term disability plan made available to such Participant by or on behalf of the Employer; provided, however, that if a Participant is not eligible to participate in any such long-term disability plan, then such Participant shall be considered totally and permanently disabled for purposes of the Plan if he is determined to be eligible for long-term disability benefits under the Social Security Act."

        16.  Effective with respect to distributions after December 31, 2001, the following new Paragraph (g) shall be added to Section 10.1 of the Plan:

        "(g)  Notwithstanding the provisions of the Plan regarding availability of distributions from the Plan upon 'termination of employment,' a Participant's Accounts shall be distributed on account of the Participant's 'severance from employment' as such term is used in section 401(k)(2)(B)(i)(I) of the Code. Distributions permitted under the Plan upon a Participant's 'severance from employment' pursuant to the preceding sentence shall apply for distributions after December 31, 2001, regardless of when the severance from employment occurred."

        17.  Effective with respect to distributions made after December 31, 2001, the following shall be added to the end of Section 10.1(b) of the Plan:

  "For purposes of this paragraph and paragraph (f) below, the value of a Participant's Vested Interest in his Accounts shall be determined without regard to that portion of his Accounts which is attributable to Rollover Contributions (and earnings allocable thereto) within the meaning of sections 402(c), 403(a)(4), 403(b)(8), 408(d)(3)(A)(ii) and 457(e)(16) of the Code. If the value of a Participant's Vested Interest in his Accounts as so determined is $5,000 or less, then the Participant's entire nonforfeitable account balance (including amounts attributable to such Rollover Contributions) shall be immediately distributed pursuant to this paragraph."

        18.  Effective for Plan benefit claims filed on or after January 1, 2002, Section 10.5 of the Plan shall be deleted and the following shall be substituted therefor:

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  Exhibit 10.19